Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-44098, 333-75599, 333-46325 and 333-88060) and in the Registration Statement on Form S-3 (File No. 333-107952) of Getty Images, Inc. of our reports dated March 9, 2006 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington

March 9, 2006